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                                  EXHIBIT 21.1
                 LIST OF SUBSIDIARIES OF ATRIUM COMPANIES, INC.

Atrium Door and Window Company of the Northeast, a Connecticut corporation (the merged companies formerly named Vinyl Building Specialties of Connecticut, Inc. and Bishop Manufacturing Company, Incorporated) (direct subsidiary)

Atrium Door and Window Company of New England, a Connecticut corporation (formerly Bishop Manufacturing Company of New England, Inc.) (direct subsidiary of Atrium Door and Window Company of the Northeast, indirect subsidiary of Atrium Companies, Inc.)

Atrium Door and Window Company of New York, a Connecticut corporation (formerly Bishop Manufacturing Company of New York, Inc.) (direct subsidiary)

Atrium Door and Window Company - West Coast, a Texas corporation (formerly H-R Window Supply, Inc.) (direct subsidiary)

Atrium Door and Window Company of Arizona, a Delaware corporation (direct subsidiary)

Wing Industries Holdings, Inc., a Delaware corporation (direct subsidiary)

Wing Industries, Inc., a Texas corporation (direct subsidiary of Wing Industries Holdings, Inc., indirect subsidiary of Atrium Companies, Inc.)

Door Holdings, Inc., a Delaware corporation (direct subsidiary)

R.G. Darby Company, Inc., a Delaware corporation (direct subsidiary of Door Holdings, Inc., indirect subsidiary of Atrium Companies, Inc.)

Total Trim, Inc., a Delaware corporation, (direct subsidiary of Door Holdings, Inc., indirect subsidiary of Atrium Companies, Inc.)